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THIS DOCUMENT IS A COPY OF THE EXHIBIT 10.68 FOR THE 10Q FILED ON MAY 15,
1996, PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.


                          THIRD MODIFICATION AGREEMENT

     THIS THIRD MODIFICATION AGREEMENT ("AGREEMENT") is made as of the 1st day of May, 1996, by and among CROP GENETICS INTERNATIONAL CORPORATION ("BORROWER"), biosys, Inc. ("BIOSYS"), THE MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY ("MIDFA"), and THE FIRST NATIONAL BANK OF MARYLAND ("BANK"). The BORROWER and BIOSYS are hereafter collectively referred to as the "OBLIGORS" .
                                 R E C I T A L S

     Reference is made to the Modification Agreement dated May 26, 1995 ("FIRST MODIFICATION AGREEMENT") and the Second Modification Agreement dated as of October 2, 1995 ("SECOND MODIFICATION AGREEMENT"), each made by and among the OBLIGORS, MIDFA and the BANK, the various letter agreements relating thereto (collectively, the "LETTER AGREEMENTS"). and all of the other "BOND DOCUMENTS," as that term is defined in the SECOND MODIFICATION AGREEMENT.

     All of the documents described above, together with all other documents heretofore executed in connection with the financing evidenced by the BOND DOCUMENTS, are hereafter collectively referred to as the "EXISTING BOND DOCUMENTS." The EXISTING BOND DOCUMENTS, this AGREEMENT, all documents to be executed pursuant to this AGREEMENT, and II other documents relating thereto and/or executed in connection therewith, are hereafter collectively referred to as the "BOND DOCUMENTS." The OBLIGORS" total indebtedness to the BANK under the BOND DOCUMENTS including, without limitation, all principal, accrued and unpaid interest, late charges, costs, expenses and attorneys' fees now or hereafter owed thereunder, is hereafter referred to as the "INDEBTEDNESS". All assets which now or hereafter serve as security for the,: INDEBTEDNESS that is owed to the BANK under the BOND DOCUMENTS are hereafter collectively referred to as the "COLLATERAL."

     Pursuant to the EXISTING BOND DOCUMENTS, upon the entry by the OBLIGORS of any sublease of the premises at 10150 Old Columbia Road, Columbia, Maryland, the OBLIGORS shall specifically assign to MIDFA and the BANK, as security for the INDEBTEDNESS, all of the OBLIGORS' right, title and interest in and to such sublease, including all rent payable thereunder. The OBLIGORS have proposed to enter into such a sublease (the "SUBLEASE") with Gene Logic, Inc. ("SUBTENANT"), substantially in the form attached hereto as Exhibit 1, and have agreed to enter into an Assignment of Sublease substantially in the form attached hereto as
Exhibit 2 (the "SUBLEASE, ASSIGNMENT").

     The SECOND MODIFICATION, as amended, requires that the OBLIGORS enter into a supplement to such SECOND MODIFICATION establishing financial covenants of BIOSYS, for the benefit of the BANK, in form and substance satisfactory to the BANK. BIOSYS has requested that the, BANK agree to modify the requirement that BIOSYS establish financial covenants. In connection with such request, BIOSYS is willing to covenant that, upon the entry into any agreement between BIOSYS and Imperial Bank or any other person whereby BIOSYS agrees to comply with any financial test or covenant, BIOSYS shall become bound, for the benefit of the BANK, to comply with substantially the same financial tests or covenants and shall execute such documentation as the BANK may reasonably require to establish such obligation.

     Pursuant to an agreement dated September 15, 1995 (the "ZENECA AGREEMENT") between BIOSYS and Zeneca, Ltd. ("ZENECA"), the OBLIGORS have proposed to grant to ZENECA, under certain circumstances, a conditional right of first refusal with respect to certain equipment owned by the BORROWER and/or BIOSYS, which is described on Exhibit 3 hereto, and have requested that the BANK and MIDFA consent to such right of first refuse and, upon the exercise thereof, permit the conveyance of such equipment provided that ZENECA pays the BANK the applicable purchase price. To induce the BANK and MIDFA to give their consent to the foregoing, the OBLIGORS have offered to grant to MIDFA and the BANK a security interest in such equipment in accordance with a Supplemental Security Agreement in the form attached hereto as Exhibit 4 ("SUPPLEMENTAL SECURITY AGREEMENT").

     The BANK and MIDFA have now had an opportunity to review the Borrowers' various requests, and in connection therewith, are willing to agree as follows.

                              W I T N E S S E T H:

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
          1. Recitals. The Recitals set forth above, are true and accurate in every respect and are hereby incorporated into this AGREEMENT by reference.

          2. Definitions: Miscellaneous. The term "EVENT OF DEFAULT" has the meaning given in Section 10 hereof. Terms defined in the Recitals above or elsewhere in this AGREEMENT shall have the respective meanings indicated. Terms set forth herein in all capital letters but not otherwise defined herein shall have the respective meanings given to those terms in the SECOND MODIFICATION AGREEMENT (including definitions incorporated therein by reference to another EXISTING BOND DOCUMENTS).

          3.   Acknowledgements  of  outstanding  Balance:   Transaction  Costs:
     modification  Fee.

          (a) The OBLIGORS hereby acknowledge and agree that through May 2, 1996, the outstanding principal and interest balance owing to the BANK under the BOND DOCUMENTS was as follows:
     Principal: ..................................    $   2,550,006.46

     Interest through 5/2196: ....................            1,239.58

     TOTAL Principal and Interest
     Balance Owing to the
     BANK under the BOND DOCUMENTS
     through 5/2/96: .............................    $   2,551,246.04

          In addition, the OBLIGORS are obligated to pay to the BANK all actual costs, expenses and attorneys' fees which the BANK has incurred or may incur in the future under or in connection with the BOND DOCUMENTS, including, but not limited to all costs, expenses and attorneys' fees which the BANK has incurred and may incur in the future in preparing, negotiating and consummating this AGREEMENT, and in preparing, negotiating, consummating and/or recording any and all other documents called for in and/or contemplated by this AGREEMENT. All such costs, expenses and attorneys' fees incurred by the BANK under or in connection with the BOND DOCUMENTS on or before May 2, 1996 shall be paid by the OBLIGORS to the BANK simultaneously with the execution of this AGREEMENT by the parties hereto. All such costs, expenses and attorneys' fees incurred by the BANK under or in connection with the BOND DOCUMENTS after May 2, 1996 shall be paid by the OBLIGORS to the BANK in accordance with the terms and conditions of Section 21 of the FIRST MODIFICATION AGREEMENT.

          (b) Upon the execution and delivery of this Agreement, the Borrower shall pay a non-refundable modification fee of Five Thousand Dollars ($5,000.00). No portion of such modification fee :shall be applied as a payment of principal, interest or expenses.

          4. Confirmation of Obligation. The OBLIGORS acknowledge, ratify and confirm their respective obligations under the EXISTING BOND DOCUMENTS, and further acknowledge, ratify and confirm that the OBLIGORS are and shall remain absolutely and unconditionally obligated to pay the BANK all INDEBTEDNESS that is owed to the BANK under the BOND DOCUMENTS. The OBLIGORS acknowledge and agree that there exists no offset against or defense to the duties of the OBLIGORS to timely pay the INDEBTEDNESS in accordance with the terms of the EXISTING BOND DOCUMENTS, as modified by this AGREEMENT, and further agree to perform and comply with the OBLIGORS' other agreements under the EXISTING BOND DOCUMENTS, as modified by this AGREEMENT the event that any such offset or defense exists as of the later of the date hereof or the date on which all conditions precedent set forth in Section 8 hereof are satisfied, the OBLIGORS hereby irrevocably and fully waive and release the same.

          5. Sublease: Assignment of Sublease. Simultaneously with the execution of this AGREEMENT by the parties hereto, the OBLIGORS shall execute and deliver the SUBLEASE ASSIGNMENT to and for the benefit of the BANK and MIDFA, in the form attached hereto as Exhibit 2.

          6. Financial Covenants of Biosys. Until the full and final payment and satisfaction of the INDEBTEDNESS, in the event that BIOSYS enters into any agreement (or modification of any agreement) with Imperial Bank or any other person whereby BIOSYS agrees to comply with one or more financial covenants or tests with respect to the current loan facility from Imperial Bank or any replacement thereof, then BIOSYS shall, in each instance, promptly upon the effectiveness of such agreement, fully disclose to the BANK and MIDFA the terms of the applicable financial covenants or test and BIOSYS shall automatically become bound to comply with substantially the same financial covenants or tests for the benefit of the BANK. If required by the BANK at any time or from time to time, BIOSYS shall execute such reasonable documentation as the BANK may. deem necessary or appropriate to confirm BIOSYS' agreement to comply with such financial covenants or tests. Further, BIOSYS shall provide the BANK with certificates of the chief financial officer of BIOSYS, not less frequently than quarterly, setting forth whether BIOSYS is in compliance with all applicable financial covenants or tests and calculating the same. Without limiting any other provision of the BOND DOCUMENTS whereby BIOSYS is bound to provide financial statements or information to the BANK, BIOSYS shall also provide the BANK with all other financial statements and information as the BANK may reasonably require to monitor BIOSYS compliance with the applicable financial covenants.

          7. Supplemental Security Agreement: Consent to Conditional Right of First Refusal. (a) Simultaneously with the execution of this AGREEMENT by the parties hereto, the OBLIGORS shall execute and deliver the SUPPLEMENTAL SECURITY AGREEMENT to and for the benefit of the BANK and MIDFA, in the form attached hereto as Exhibit 4, and shall also execute and cause to be recorded financing statements sufficient to perfect the lien and security interest of the BANK and MIDFA in the collateral described in such SUPPLEMENTAL SECURITY AGREEMENT (such collateral is referred to herein as the "ADDITIONAL COLLATERAL").

              (b) In accordance with the ZENECA AGREEMENT, the OBLIGORS may grant to ZENECA a conditional right of first refusal (the "RIGHT OF FIRST REFUSAL") in the ADDITIONAL COLLATERAL or so much thereof as may remain, exercisable by ZENECA (i) in the event BIOSYS institutes any voluntary Insolvency Proceedings( (hereafter defined), or (ii) in the event involuntary Insolvency Proceedings are instituted against BIOSYS and such involuntary Insolvency Proceedings are not unconditionally dismissed within 60 days thereafter; provided, that the exercise of such right of first refusal shall be subject to the consent of the BANK, which shall be given only upon the satisfaction of the following conditions:

                    (i) the  consideration to be paid by ZENECA for the purchase of the ADDITIONAL COLLATERAL shall be in an amount equal to the fair market value of the ADDITIONAL COLLATERAL, as of the time of the exercise of the right of first refusal, as determined by an appraisal thereof performed at the expense of the OBLIGORS by an independent appraiser satisfactory to the BANK (in its sole discretion), and shall be paid in immediately available funds by wire transfer to the BANK, for the account of the OBLIGORS, to be applied as a reduction against the INDEBTEDNESS (without limiting the foregoing, no portion of such consideration may be paid by application of any set-off or other claim which ZENECA may have against BIOSYS);

                    (ii) the  financing  statements  describing  the  ADDITIONAL
               COLLATERAL shall have been filed among the public records where such filing is necessary or appropriate to perfect the BANK'S security interest in the ADDITIONAL COLLATERAL, and the BANK shall have received record search reports or other evidence, satisfactory to the BANK, that the BANK'S security interest in the ADDITIONAL COLLATERAL constitutes a perfected, first priority security interest;

                    (iii) in the event there exists any interest in the ADDITIONAL COLLATERAL at the time of the exercise of the RIGHT OF FIRST REFUSAL (whether consensual or non-consensual) held by a person or entity other than the BANK or MIDFA, the holder(s) of such subordinate interest(s) shall have waived any and all rights such holder(s) may have in the ADDITIONAL COLLATERAL and the proceeds thereof, or such rights shall have been extinguished pursuant to an order of the applicable Bankruptcy Court or other court having jurisdiction;

                    (iv) the OBLIGORS shall have obtained an order of the Bankruptcy Court In which the applicable Bankruptcy case is pending, authorizing the transfer of the ADDITIONAL COLLATERAL to ZENECA pursuant to the RIGHT OF FIRST REFUSAL and the other terms referenced herein, and shall have otherwise satisfied all requirements of applicable law with respect to such transfer; and

                    (v) the BANK'S rights and claims against BIOSYS, the BORROWER and the COLLATERAL shall remain unimpaired to the extent of any INDEBTEDNESS remaining after application of the proceeds payable on account of the sale of the ADDITIONAL COLLATERAL, and the BANK shall receive such reasonable further assurances thereof as it may require.

          As used  herein,  "Insolvency  Proceedings"  means with respect to any
     Person: (a) any case or proceeding commenced by or against such Person, under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency Law; (b) any assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors with respect to any indebtedness of such Person; (c) the appointment of a receiver, assignee, custodian, trustee or similar official under any insolvency or creditors' rights Law for any property of such Person. 8. Conditions Precedent. The agreements of the BANK hereunder shall be effective only upon the satisfaction of the following conditions:

          (a) this AGREEMENT shall have been duly authorized, executed and delivered by all parties hereto;

          (b) the SUBLEASE and the SUBLEASE ASSIGNMENT shall have been executed by all parties thereto;

          (c) the SUPPLEMENTAL SECURITY AGREEMENT and the financing statements made pursuant thereto shall have been "executed and delivered to the BANK and MIDFA;

          (d) all of the  representations  and  warranties of the OBLIGORS under
     Section 9 hereof shall be true and correct in all material respects; and

          (e) the OBLIGORS shall have paid the modification fee and the expenses incurred by the BANK through May 2, 1996, as required by Section 3 hereof.


          9. Representations and Warranties of the Obligors. The OBLIGORS hereby severally represent and warrant to the BANK as follows as of the effective date hereof and as of the date of execution and delivery hereof (if other than the effective date hereof):

               (a) all matters represented and warranted by the OBLIGORS pursuant to Section 9 of the SECOND MODIFICATION AGREEMENT continue to be true and correct as of the date of this AGREEMENT;

               (b) each OBLIGOR has the power to enter into this AGREEMENT and the transactions contemplated hereby, and such entry has been duly authorized by each such OBLIGOR;

               (c) each OBLIGOR has duly executed and delivered this AGREEMENT;

               (d) this AGREEMENT and the other BOND DOCUMENTS are the valid and binding obligations of the OBLIGORS, am fully enforceable against the OBLIGORS in accordance with their respective terms, and as to which none of the OBLIGORS has any set- off, defense or counterclaim;

               (e) the ADDITIONAL  COLLATERAL is more particularly  described in the SUPPLEMENTAL SECURITY AGREEMENT, and all such ADDITIONAL COLLATERAL is owned by the BORROWER free and clear of any lien, assignment, security interest or other interest of any person or entity except the first priority duly perfected liens and security interests of the BANK, pursuant to the terms and conditions of the SUPPLEMENTAL SECURITY AGREEMENT and the other BOND DOCUMENTS; and

               (f) no EVENT OF DEFAULT exists under any of the BOND DOCUMENTS

          10. Events of Default. The occurrence of any of the following events or circumstances shall constitute an event of default (each an "EVENT OF DEFAULT") hereunder and under the other BOND DOCUMENTS:

               (a) any failure by the OBLIGORS to pay any amount due on account of fees and expenses incurred subsequent to May 2, 1996, as required by Section 3 hereof, if such failure continues for more than 5 days after written notice thereof from the BANK to the OBLIGORS;

               (b) any failure by the OBLIGORS to make, in a timely manner, any of the other payments required under the BOND DOCUMENTS, time being of the essence;

               (c) any  representation  or warranty  made by the OBLIGORS  under
          Section 9 or Section 12 hereof shall fail to be true and correct in any material respect as of the date made or deemed made;

               (d) any failure by BIOSYS to notify the BANK of any agreement whereby BIOSYS becomes bound to comply with any financial covenants, as required by Section 6 hereof; or any failure by BIOSYS to execute and deliver to the BANK any document required to be executed and delivered by BIOSYS pursuant to Section 6 unless such failure is cured within 10 days after written notice from the BANK to the OBLIGORS;

               (e) any failure of either OBLIGOR to perform or otherwise comply with any of their other covenants or agreements under the BOND DOCUMENTS, which failure continues beyond any applicable grace or cure period;

               (f) any event of default under the credit agreement or related documents between BIOSYS and Imperial Bank, or under any documentation for any subsequent credit facility provided to BIOSYS by any lender or lenders, unless the same is cured or waived in accordance with the applicable documentation; or

               (g) any other event or circumstance which constitutes an EVENT OF
          DEFAULT or an event of default under any BOND DOCUMENT (provided that any applicable cure period has expired without such event or circumstance being cured).

          11. Rights and Remedies Upon Default. If, after the date of the execution of this AGREEMENT by the parties hereto, an EVENT OF DEFAULT occurs under this AGREEMENT or under any other BOND DOCUMENT, the BANK, after the expiration of any applicable cure period, shall be entitled, immediately and without further notice or demand, to (a) accelerate payment of all INDEBTEDNESS that is owed to the BANK under the BOND DOCUMENTS; (b) confess judgment against the OBLIGORS pursuant to the terms and conditions of paragraph 23 of the FIRST MODIFICATION AGREEMENT for all INDEBTEDNESS that is owed at that time to the BANK under the BOND DOCUMENTS; and (c) assert and enforce all other rights and remedies which are available to the BANK under this AGREEMENT, the other BOND DOCUMENTS and applicable law with respect to the OBLIGORS and their respective assets. 12. Corporate Status of-Borrower; Franchise Tax Liability. The Secretary of State of the State of Delaware declined to issue a certificate of good standing for the BORROWER when requested to do so in connection with this Agreement, indicating that $148,019.45 in 1995 franchise taxes are owed by the BORROWER. The BORROWER and BIOSYS have disputed this amount and assert that the BORROWER'S good standing in the state of Delaware can be restored by the filing of amended franchise tax returns for the BORROWER and BIOSYS and the payment of the estimated amount set forth in item (c) below. In addition to the representations and warranties set forth in Section 9 above, the OBLIGORS hereby represent and warrant that, as of the effective date of this Agreement and as of the date of execution and delivery of this
     Agreement:

          (a) the BORROWER is incorporated in the State of Delaware and its charter has not been revoked, although a good standing certificate is not presently available from the Delaware Secretary of State, and the BORROWER remains authorized to exercise Its powers recited in its articles of incorporation and transact business in the State of Delaware;

          (b) the BORROWER is duly authorized to exercise its powers recited in its articles of incorporation and transact business in the State of Maryland, as indicated in the Certificate dated May 2, 1996 issued by the Maryland State Department of Assessments and Taxation;

          (c) the liability of the BORROWER for the payment of 1995 franchise taxes to the State of Delaware is estimated by BORROWER not to exceed $4,000.00, reflecting an estimated total 1995 franchise Tax liability for BORROWER of approximately $10,000.00, as against a creditor $3,760.08 currently due to BORROWER from the Delaware Secretary of State for over-payment of its 1994 franchise tax fees, and an additional $2,436.00 credit due to BIOSYS based on its amended 1995 franchise tax return to be filed forthwith, which credits the Delaware Secretary of State has indicated it will apply toward BORROWER's 1995 obligations; and

          (d) the only requirements to be satisfied by the BORROWER in restoring its good standing in the State of Delaware are the payment of 1995 franchise taxes in an amount estimated not to exceed that indicated in item
     (c) above and the filing of amended franchise tax returns and related documentation, as required, in the forms thereof prescribed by applicable law (provided, that no such documentation shall result in any impairment of the BORROWER's status described in items (a) and (b) above).

         Further, the OBLIGORS covenant that, within 30 days after the date of this Agreement, they shall provide the Bank and MIDFA with written evidence that the requirements described in item (d) above have been satisfied, which evidence shall consist of copies of the franchise tax return and other applicable documentation, evidence of payment of the applicable franchise tax, and an original certificate of good standing issued by the Delaware Secretary of State.

          13. Consent and Approval of MIDFA; Acknowledgment of Liability: Other Agreements. MIDFA consents to and approves the terms and conditions of this AGREEMENT and the BANK's and OBLIGORS' execution thereof, and acknowledges and agrees that the MIDFA INSURANCE AGREEMENT, as modified by' the FIRST MODIFICATION AGREEMENT, the SECOND MODIFICATION AGREEMENT, the LETTER AGREEMENTS and this AGREEMENT (collectively, the "MIDFA INSURANCE AGREEMENT"), shall remain in place and in full force and effect, notwithstanding the BANK's and the OBLIGORS' execution of this AGREEMENT and the various agreements of the BANK and the OBLIGORS as set forth herein. MIDFA further acknowledges and agrees that as of the date of this AGREEMENT, MIDFA has received all notices that it was required to receive from the BANK under and pursuant to the MIDFA INSURANCE AGREEMENT, and that MIDFA does not have any defenses, set-offs or counterclaims to its liability to the BANK under the MIDFA INSURANCE AGREEMENT. MIDFA also acknowledges and agrees that pursuant to the terms and conditions of the MIDFA INSURANCE AGREEMENT, MIDFA's maximum liability to the BANK thereunder presently equals and shall hereafter equal the lesser of: (a) the total amount of the INDEBTEDNESS due and owing to the BANK under the BOND DOCUMENTS from time to time, or (b) $3,000,000.00. Except as specifically modified herein, all other terms, covenants and conditions set forth in the MIDFA INSURANCE AGREEMENT shall remain unchanged and in full force and effect and are hereby ratified and confirmed by MIDFA and the BANK in all respects.

          14. Other Terms and Covenants, Conditions: No Novation. Other than the foregoing, all other terms, covenants and conditions set forth in the BOND DOCUMENTS shall remain unchanged, in full force and effect and are hereby ratified, acknowledged and confirmed by the OBLIGORS, MIDFA and the BANK in all respects, and the OBLIGORS shall hereafter strictly comply with all of the terms, covenants and conditions set forth in the BOND DOCUMENTS including, without limitation, the payment terms set forth therein. This AGREEMENT and the various documents to be executed pursuant to this AGREEMENT shall not cause a novation of any of the BOND DOCUMENTS, nor shall they extinguish, affect or impair the OBLIGORS' or MIDFA's respective obligations to the BANK under the BOND DOCUMENTS. In addition, this AGREEMENT and the, various documents to be executed pursuant to this AGREEMENT shall not release, affect or impair the priority of any security interests or liens held by the BANK against any assets of the OBLIGORS including, without limitation, the COLLATERAL.

          15. Governing Law. The performance and constructions of this AGREEMENT and the other BOND DOCUMENTS shall be governed by the laws of the State of Maryland (excluding conflicts of law provisions).

          16. Amendment. This AGREEMENT may only be altered, modified or amended by a writing executed by all of the parties here-to.

          17. Time. Time is of the essence with respect to this AGREEMENT and the terms and conditions hereof.

          18. Tense, Gender, Defined Terms, Captions, Effective Dates, Execution in Counterparts and Via-Facsimile: Miscellaneous. As used herein, the plural shall refer to and include the singular, and the singular the plural, and the use of any gender shall include and refer to any other gender. All defined terms are completely capitalized throughout this AGREEMENT. All captions are for the purpose of convenience only. This AGREEMENT shall be executed and delivered by the parties hereto on or before 5:00 p.m. on May 7, 1996, and the effective date of this AGREEMENT shall be May 1, 1996. This AGREEMENT may be executed and delivered in counterparts. Signed counterparts may be delivered via facsimile, with all copies delivered via facsimile to be deemed to have the same force and effect as if bearing original Denatures.

          19. Waiver of Jury Trial. The OBLIGORS, the BANK and MIDFA agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against any of them, or any of their successors or assigns, on or with respect to this AGREEMENT or any other BOND DOCUMENT, or which In any way relates, directly or indirectly, to the respective obligations of the parties hereto under any BOND DOCUMENT, or the dealings of the parties with respect thereto, shall be tried by a court and not by a Jury. THE OBLIGORS, THE BANK AND MIDFA EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDINGS. The parties hereto acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that the BANK would not enter into this AGREEMENT if this provision were not contained herein.

          20. Release of Bank. The OBLIGORS jointly and severally release, acquit, exonerate and forever discharge the BANK, all of the BANK's affiliates, parent corporations and subsidiaries, all of the BANK's past, present and future directors, officers, employees, agents and attorneys, and MIDFA (collectively. the "RELEASED PARTIES"), from any and all claims, causes of action, suits and damages (including claims for attorneys' fees) which the OBLIGORS jointly or severally ever had or now have against any or all of the RELEASED PARTIES, Jointly or severally.


                     (Signature and Acknowledgments Follow.)

IN WITNESS WHEREOF, the Parties hereto have executed this AGREEMENT as of the date first written above with the specific intention of creating an instrument under seal.


WITNESS/ATTEST:            OBLIGORS:

                           CROP GENETICS INTERNATIONAL
                                            CORPORATION,
                             A Delaware Corporation
Michael R. N. Thomas         By:     Edwin C. Quattlebaum
                          Title:     President and Chief Executive Officer
                           Date:     May 7, 1996


WITNESS/ATTEST:            BIOSYS, INC.,
                           A Delaware Corporation
Michael R. N. Thomas       By:     Edwin C. Quattlebaum
                           Title:  President and Chief Executive Officer
                           Date:   May 7, 1996


                                            MIDFA:
                                            MARYLAND INDUSTRIAL DEVELOPMENT
                                            FINANCING AUTHORITY,
                                            A Body Politic and Corporate and a
                                            Public instrumentality of the State
                                            of Maryland
                                            By:      Steven J. Lynch  (SEAL)
                                            Title:   Assistant Secretary of
                                                     Financing Programs
                                            Date:    May 13, 1996

                                            BANK:

                                            THE FIRST NATIONAL BANK OF MARYLAND,
                                            A National Baking Association
Barbara Bennett                     By:     W. Blake Hampson  (SEAL)
                                            Title:   Vice President
                                            Date:    May 10, 1996


                                 ACKNOWLEDGMENTS

STATE OF MARYLAND CITY/COUNTY OF ANNE ARUNDEL TO WIT:

         I HEREBY CERTIFY, that on this 7th day of May, 1996, before me, the undersigned, a Notary Public of the jurisdiction aforesaid, personally appeared Edwin Quattlebaum, who acknowledged himself to be the President and Chief Executive Officer of CROP GENETICS INTERNATIONAL CORPORATION, a Delaware corporation, and who further acknowledged that he, as such President and Chief Executive Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Delaware Corporation, by himself as President and Chief Executive Officer.

         IN WITNESS MY Hand and Notarial Seal.
                                            Sandra Soroka   (SEAL)
                                            NOTARY PUBLIC
My Commission Expires:
June 24, 1998

STATE OF MARYLAND CITY/COUNTY OF ANNE ARUNDEL TO WIT:'

         I HEREBY CERTIFY, that on this 7th day of May, 1996, before me, the undersigned, a Notary Public of the jurisdiction aforesaid, personally appeared Edwin Quattlebaum, who acknowledged himself to be the President and Chief Executive Officer of BIOSYS, INC., a Delaware corporation, and who further acknowledged that he, as such President and Chief Executive Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Delaware Corporation, by himself as President and Chief Executive Officer.

         IN WITNESS MY Hand and Notarial Seal.
                                            Sandra Soroka   (SEAL)
                                            NOTARY PUBLIC
My Commission Expires:
June 24, 1998


STATE OF MARYLAND CITY/COUNTY OF BALTIMORE TO WIT:

         I HEREBY CERTIFY, that on this 13th day of April, 1996, before me, the undersigned, a Notary Public of the jurisdiction aforesaid, personally appeared Stephen J. Lynch, who acknowledged himself/herself to be the Assistant Secretary of Financing Programs of the MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY, a body politic and corporate, and who further acknowledged that he/she, as such Assistant Secretary of Financing Programs, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY, by himself/herself as Assistant Secretary of Financing Programs.

         IN WITNESS MY Hand and Notarial Seal.
                                            Jane B. Sibez  (SEAL)
                                            NOTARY PUBLIC
My Commission Expires:
November 1, 1980

STATE OF Maryland CITY/COUNTY OF Baltimore TO WIT:'

         I HEREBY CERTIFY, that on this 10th day of May, 1996, before me, the undersigned, a Notary Public of the jurisdiction aforesaid, personally W. Blake Hampson, who acknowledged that he is a Vice President of First National Bank of Maryland, a national banking association, and who further acknowledged that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the national banking association, by himself as Vice President.

         IN WITNESS MY Hand and Notarial Seal.
                                            Barbara Bennett (SEAL)
                                            NOTARY PUBLIC
My Commission Expires:
July 1, 1999